SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission
Only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Under Rule 14a-12

BIOPURE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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(1)	Title of each class of securities to which transaction applies:

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          ☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BIOPURE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 6, 2005

To our Stockholders:

          The 2005 annual meeting of stockholders of Biopure Corporation will be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, on Wednesday, April 6, 2005, beginning at 10:00 a.m. local time.  At the meeting, the holders of class A common stock of the Company will act on the following:

(1)	Election of three Class III directors to hold office for a three-year term and until their successors have been duly elected;

(2)

A proposal to amend the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s class A common stock, for implementation in the discretion of the Board of Directors;

(3)	A proposal to amend the restated certificate of incorporation to increase the number of authorized shares of the Company’s class A stock if the reverse stock split described in item 2 is not effected;

(4)	A proposal to amend the 2002 Omnibus Securities and Incentive Plan to increase the number of shares available under the Plan;

(5)	Ratification of the selection by the audit committee of Ernst & Young LLP as Biopure’s independent registered public accounting firm; and

(6)	Any other matters that properly come before the meeting.

          All holders of record of shares of class A common stock at the close of business on February 7, 2005 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

/s/ JANE KOBER

Jane Kober
Senior Vice President and Secretary
February 28, 2005
Cambridge, Massachusetts

ii

BIOPURE CORPORATION

11 Hurley Street
Cambridge, Massachusetts  02141

PROXY STATEMENT

          This proxy statement contains information related to the annual meeting of stockholders of Biopure Corporation to be held on Wednesday, April 6, 2005, beginning at 10:00 a.m., at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142, and at any postponements or adjournments thereof.  This solicitation is being made by the Company.  This proxy statement is first being sent to stockholders on or about March 2, 2005.

ABOUT THE MEETING

          What is the purpose of the annual meeting?

          At the Company’s annual meeting, stockholders will act upon the matters listed in the notice of annual meeting.  In addition, the Company’s management will report on the Company and respond to questions from stockholders.  This solicitation of proxies is being made by the Company.

          Who is entitled to vote at the meeting?

          Only stockholders of record at the close of business on the record date, February 7, 2005, are entitled to receive notice of the annual meeting and to vote the shares of class A common stock that they held on that date, at the meeting or any postponements or adjournments of the meeting.

          The Company has only one class of voting common stock outstanding, its class A common stock.

          What are the voting rights of class A common stockholders?

          Each outstanding share of class A common stock is entitled to one vote on each matter to be voted upon at the meeting.

          Who can attend the meeting?

          All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  Admission to the meeting will be on a first-come, first-served basis.

          What constitutes a quorum?

          The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, 144,327,059 shares of class A common stock of the Company were outstanding.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

          How do I vote?

          If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

          Can I vote by telephone or electronically?

          Stockholders can vote their shares over the Internet or by telephone.  You will find voting instructions printed on the proxy card sent to you.

          Can I change my vote or revoke my proxy after I return my proxy card?

          Yes.  Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised (in other words, at the meeting) by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

          What are the Board’s recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board recommends a vote:

          for election of the nominated directors;

          for approval to authorize the Board of Directors to effect a reverse stock split;

          for approval of the restated certificate of incorporation to increase the authorized shares of class A common stock;

          for approval of the 2002 Omnibus Securities and Incentive Plan to increase the number of shares of Class A common stock available for awards under the plan; and

          for approval of ratification of Ernst & Young LLP as our independent registered public accounting firm.

          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

          What vote is required to approve each item?

          Item 1.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of a director.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted for the director, although it will be counted for purposes of determining whether there is a quorum.

          Item 2 and Item 3.  The affirmative vote of a majority of the shares of class A common stock issued and outstanding on the record date is required to amend the restated certificate of incorporation.

          Item 4.  The affirmative vote of a majority of the votes present in person or by proxy at the meeting is required for approval of the amendment to the 2002 Omnibus Securities and Incentive Plan.

          Item 5.  The affirmative vote of a majority of the votes present in person or by proxy at the meeting is required for the ratification of the independent registered public accounting firm.

NO DISSENTERS’ RIGHTS

          Delaware law does not provide for dissenters’ or appraisal rights in connection with the approval of the actions described in this proxy statement.

STOCK OWNERSHIP

          Who are the largest owners, and what is the director and executive officer ownership of the Company’s stock?

          We know of no single person or group that is the beneficial owner of more than 5% of class A common stock, the only class of voting securities of Biopure.  The following table also shows the amount of class A common stock of Biopure beneficially owned (unless otherwise indicated) by our directors, chief executive officer and the four most highly compensated executive officers, and the directors and executive officers as a group.  Except as otherwise indicated, all information is as of January 12, 2005, and ownership consists of sole voting and investment power.

	Class A Common Stock

	Beneficial Ownership	Percent of Class A Common Stock

Name and Address of Beneficial Owners
David N. Judelson (1)	2,789,613	1.92
Daniel P. Harrington (2)	1,806,911	1.24
C. Everett Koop, M.D. (3)	224,016	*
Carl W. Rausch (4)	1,476,147	1.02
Charles A. Sanders, M.D. (5)	305,146	*
Jay B. Pieper (6)	9,167	*
Zafiris Zafirelis (7)	507,500	*
Jane Kober (8)	247,183	*
Francis H. Murphy (9)	147,153	*
Barry L. Scott (10)	68,095	*
All Officers and Directors as a Group (11)	7,765,640	5.34

(notes on following page)

* Less than one percent.

(1)

Mr. Judelson’s shares consist of sole power to vote and dispose of 2,473,273 shares and include exercisable warrants to purchase 17,161 shares and options to purchase 299,179 shares exercisable 60 days from January 12, 2005.  Mr. Judelson’s shares do not include 105,796 shares and exercisable warrants to purchase 20,661 shares owned by his wife, as to which he disclaims beneficial ownership.

(2)

Mr. Harrington’s shares include 1,694,831 shares and exercisable warrants to purchase 37,822 shares owned by HTV Industries, Inc. and 2,592 shares owned by a family investment group, for which he shares voting and investment power, and options exercisable 60 days from January 12, 2005 to purchase 59,166 shares.

(3)

Dr. Koop’s shares include 2,850 shares for which he has shared power to vote and dispose, exercisable warrants to purchase 7,000 shares and options exercisable 60 days from January 12, 2005 to purchase 179,166 shares.

(4)

Mr. Rausch’s shares of class A common stock consist of sole power to vote and dispose of 1,122,838 shares, options exercisable 60 days from January 12, 2005 to purchase 281,976 shares and shared power to vote and dispose of 71,333 shares.  His shares do not include 221,771 shares contributed to trusts for the benefit of his children and 10,000 shares owned by his wife, as to which he disclaims beneficial ownership.

(5)	Dr. Sanders’ shares include options exercisable 60 days from January 12, 2005 to purchase 204,164 shares and exercisable warrants to purchase 7,000 shares.

(6)	Mr. Pieper’s shares consist of options exercisable 60 days from January 12, 2005 to purchase 9,167 shares.

(7)	Mr. Zafirelis’ shares consist of options exercisable 60 days from January 12, 2005 to purchase 507,500 shares.

(8)	Ms. Kober’s shares include options exercisable within 60 days of January 12, 2005 to purchase 233,893 shares and 10,000 restricted shares for which she has sole power to vote.

(9)	Mr. Murphy’s shares include options exercisable 60 days from January 12, 2005 to purchase 119,153 shares and 8,000 restricted shares for which Mr. Murphy has sole power to vote.

(10)	Mr. Scott’s shares include options exercisable 60 days from January 12, 2005 to purchase 55,095 shares and 7,000 restricted shares for which Mr. Scott has sole power to vote.

(11)	Includes options exercisable 60 days from January 12, 2005 to purchase 2,276,442 shares, exercisable warrants to purchase 68,983 shares and 42,000 restricted shares.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based solely upon a review of filings with the Securities and Exchange Commission and written representations of reporting persons that no other reports were required, the Company believes that all of them complied during fiscal 2004 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with one exception.  Because of the Company’s inability to timely obtain all information required (e.g. CIK number and pass code) to file, it filed a report on Form 3 on Mr. Pieper’s behalf two days late.

Equity Compensation Plan Information

          The following table summarizes the (i) options granted under the 2002 Omnibus Securities and Incentive Plan and predecessor option plans, all of which plans were approved by the stockholders, and (ii) options granted outside these plans, as of October 31, 2004.  The shares covered by outstanding options and warrants are subject to adjustment for changes in capitalization, stock splits, stock dividends and similar events.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Averaged Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	7,469,757	$5.06	932,038
Equity Compensation Plans Not Approved by Security Holders	14,193,742	1.05	—

Total	21,663,499		932,038

          The equity compensation plans not approved by stockholders consist of the following:

          (i)          Three consultants have warrants issued in fiscal 2000 to purchase an aggregate of 25,000 shares at an exercise price of $12.00 per share.

          (ii)          Compensatory warrants issued to placement agents for sales by the Company of its equity securities during fiscal 2002 through 2004 cover an aggregate of 812,918 shares with a weighted average exercise price of $1.42.

ITEM 1 — ELECTION OF DIRECTORS

Directors Standing for Election

          The Board of Directors is currently divided into three classes having three-year terms that expire in successive years.

          The current term of office of directors in Class III expires at the 2005 annual meeting.  The Board of Directors proposes that Charles A. Sanders, M.D., David N. Judelson and Carl W. Rausch, all of whom are currently serving as Class III directors, be re-elected for a new term of three years and until their successors are duly elected and qualified.

          If any of the nominees become unavailable to serve as a director, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote upon the substitute nominee designated by the Board.

          Class III Directors.  The directors standing for election:

          Charles A. Sanders, M.D., 73, has served as a director of Biopure since October 1997.  From July 1989 until his retirement in May 1995, Dr. Sanders was the Chairman and Chief Executive Officer of Glaxo Inc. Dr. Sanders serves on the boards of Genentech, Inc., Vertex Pharmaceuticals, Inc., Trimeris, Inc., Cephalon, Inc. and Fisher Scientific International and previously was a member of the President’s Committee of Advisors on Science and Technology.  He was previously General Director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School.  He received his M.D. degree from the Southwestern Medical College of the University of Texas.

          David N. Judelson, 76, is a co-founder and has served as Vice Chairman of Biopure since 1984.  In 1956 Mr. Judelson also co-founded Gulf and Western Industries, Inc., renamed Paramount Communications, Inc., where he served as President and Chief Operating Officer from 1967 to 1983.  He is a co-founder and Chairman of Digital Compression Technology, L.P., a privately owned telecommunications development company founded in 1993.  Mr. Judelson holds a bachelor of mechanical engineering degree from New York University College of Engineering.

          Carl W. Rausch, 56, is a co-founder and has served as Vice Chairman and Chief Technical Officer of Biopure since July 2002.  From 1997 until July 1999, Mr. Rausch was President of Biopure, and from 1984 until 2002 was Chairman and Chief Executive Officer.  Prior to Biopure’s founding, Mr. Rausch was Vice President, Preparative and Process, at Millipore Corporation.  He holds an M.S. degree in chemical engineering from the Massachusetts Institute of Technology and holds an M.S. degree in medical engineering and a B.S. degree in chemical engineering from Tufts University.

Directors Continuing in Office

          Class I Directors.  The following directors have terms ending in 2006.

          C. Everett Koop, M.D., 88, has served as a director of Biopure since December 1990.  From September 1994 to November 1997, Dr. Koop was the Chairman of the Board of Patient Education Media, Inc. Dr. Koop serves as director of drkoop.com, an internet health site company that filed a petition under the U.S. bankruptcy laws in January 2002, and Biomedics, a pharmaceutical company.  Dr. Koop served as the Surgeon General of the United States from 1981 until 1989 and continues to educate the public about health issues through his writings and the electronic media, as Senior Scholar of the C. Everett Koop Institute at Dartmouth College.  Dr. Koop received a Sc.D. degree from the Graduate School of the University of Pennsylvania, an M.D. degree from the Cornell University Medical College and an A.B. degree from Dartmouth College.

          Zafiris G. Zafirelis, 59, has been President, Chief Executive Officer and a director of Biopure since June 2004.  From 2002 to 2004 he was Chief Executive Officer and a director of MedQuest Products, a developer of implantable ventricular assist devices.  From 1996 until 2002 he was Chief Executive Officer of CardiacAssist, Inc., where he also served as a director beginning in 2000.  He holds a graduate diploma in chemistry from the University of Rhodesia and an M.B.A. from the University of Southern California.

          Class II Directors.  The following directors have terms ending in 2006:

          Daniel P. Harrington, 49, has served as a director of Biopure since August 1999.  He has been President of HTV Industries, Inc. since 1991.  HTV Industries, Inc. is a holding company with manufacturing operations and investments in various industries.  He holds a B.B.A. degree from Stetson University and an M.B.A. from Xavier University.  Mr. Harrington is a director of Churchill Downs, Inc., Portec Rail Products, Inc. and First State Financial Corporation.

          Jay B. Pieper, 61, has served as a director of Biopure since October 2004.  Since May 1995, Mr. Pieper has served as Vice President for Corporate Development and Treasury Affairs for Partners HealthCare Systems, Inc., the parent of Brigham and Women’s Hospital and Massachusetts General Hospital.  He is a director of Eclipsys Corporation, a provider of software to healthcare providers.

How are directors compensated?

          Each non-employee director receives an annual grant of options to purchase 10,000 shares of class A common stock, except for Dr. Sanders, who generally receives options to purchase 50,000 shares for service as Chairman of the Board.  In fiscal 2004 he received options to purchase 58,333 shares for service as Chairman of the Board.  Each option grant permits the holder to purchase shares at their fair market value on the date of grant.  Mr. Peiper is also paid $15,000 annually for serving as director and $20,000 annually for serving as chairman of the audit committee.  Directors who are also employees of the Company receive no additional compensation for service as directors.

How often did the Board meet during fiscal 2004?

          The Board of Directors met 18 times during fiscal 2004.  Each director attended at least 75% of the total number of meetings of the Board and committees on which he served.  The Company does not have a formal policy regarding director attendance at the 2005 annual meeting.  However, it is expected that, absent good reason, all directors will be in attendance.  All directors attended the 2004 annual meeting of stockholders.

What committees has the Board established?

          The Board of Directors has standing compensation, nominating and audit committees.

          Compensation Committee.  The Compensation Committee consists of Dr. Sanders, Chairman, and Mr. Judelson, each of whom is “independent” as defined in the listing standards of the National Association of Securities Dealers.  The Compensation Committee is charged with reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company’s compensation and securities plans; and approving any employment contracts, certain consultants’ contracts and all compensation offered to prospective officers in connection with their hiring.  The Board of Directors has adopted a written charter for the Compensation Committee.  The charter was included in the Company’s proxy statement for the 2004 annual meeting.  The Compensation Committee met five times in fiscal 2004.

          Nominating Committee.  The Nominating Committee members are Mr. Harrington and Dr. Sanders, each of whom is independent as defined in the listing standards of the National Association of Securities Dealers.  The Nominating Committee develops and reviews background information for candidates for the Board of Directors and makes recommendations to the Board regarding such candidates.  The same process would apply to persons recommended by stockholders.  The Nominating Committee has a written charter adopted by the Board of Directors.  The charter was included in the Company’s proxy statement for the 2004 annual meeting.  Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Secretary at the address appearing on the cover page of this proxy statement, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.  The stockholder’s submission in evaluating director nominees, including candidates submitted by stockholders, the Nominating Committee believes that nominees must possess certain minimum qualifications and attributes.  The nominee:

•	must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices,

•	must not be involved in on-going litigation with the Company or be employed by an entity engaged in such litigation,

•	must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct, and

•

in the case of independent director nominees, must meet the objective independence requirements of applicable securities laws and regulations and the rules of the National Association of Securities Dealers.

The two members of the Nominating Committee meet in person or by telephone as necessary to discuss possible candidates as nominees.  The Company does not keep records of the Nominating Committee meetings.  The Nominating Committee recommended two candidates during 2004, Mr. Pieper and Mr. Zafirelis.

          Audit Committee.  The Audit Committee consists of Mr. Pieper, Chairman, and Dr. Sanders, Mr. Harrington and Mr. Judelson.  Mr. Judelson became a member of the committee immediately following the 2004 Annual Meeting to fill a vacancy created when a member of the committee did not stand for reelection to the Board.  Mr. Pieper became a member and Chairman upon joining the Board in October 2004.  Dr. Sanders has indicated that he will resign from the Audit Committee effective immediately following the annual meeting.  All members of the Audit Committee are “independent” as defined in the listing standards of the National Association of Securities Dealers and Section 10A(m) of the Securities Exchange Act of 1934.  The Board of Directors has determined that Mr. Pieper and Mr. Harrington are both “audit committee financial experts” as defined by the SEC.

          The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements.  It is the responsibility of the committee to maintain free and open communication between the committee, the Company’s independent registered public accounting firm, the internal accounting staff and management of the Company.  In discharging its role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.  The committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor’s independence.  Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee Chairman (up to an agreed upon maximum amount), who reports on the approval at the next Audit Committee Meeting.  Any proposed services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee.  The committee also has the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties.  The Board of Directors has adopted a written charter for the Audit Committee.  The charter was included in the Company’s Proxy Statement for the 2004 annual meeting.  The Audit Committee met eight times in fiscal 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
DIRECTOR NOMINEES.

Code of Business Conduct and Ethics

          The Company has a code of ethics that applies to all Company employees, officers and directors, including the Chief Executive Officer and the Chief Financial Officer, in carrying out their work-related responsibilities.  Copies of the code of ethics may be obtained free of charge by making a written request to the Company’s Secretary.

Certain Transactions and Indebtedness of Management

          The Company and Mr. Rausch entered into a loan agreement on August 8, 1990, under which Mr. Rausch borrowed $700,000.  Payment of principal and interest were deferred until July 31, 2003.  On July 29, 2002, the Company cancelled Mr. Rausch’s obligation to pay all of the interest accrued, equal to $901,300, in exchange for Mr. Rausch’s agreement to cancel and forgive the same amount owed by the Company to him, as described below under “Agreements and Plans.”  Mr. Rausch prepaid $466,900 of the principal.  The resulting loan principal balance of $233,100 is payable July 31, 2007, and Mr. Rausch pays interest (at the prime rate of Fleet Bank N.A.) monthly.

          The Company and Mr. Zafirelis were parties to a consulting agreement dated October 10, 2003 under which Mr. Zafirelis agreed to provide services relating to a clinical development program to use the Company’s product Hemopure® in cardiovascular applications.  During fiscal 2004, until Mr. Zafirelis became our President and CEO in June 2004, the Company paid him a total of $100,000 in fees and $36,378 in reimbursement of expenses pursuant to this consulting agreement.  The agreement terminated upon his becoming a Company employee.

Audit Committee of the Board of Directors

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

          In fulfilling its responsibilities during fiscal 2004, the Audit Committee reviewed and discussed the audited financial statements and the unaudited quarterly financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee met with both management and the Company’s independent registered accounting firm quarterly to review and discuss significant accounting issues and the financial statements.  The Audit Committee’s review of the audited financial statements included discussion with the independent registered accounting firm of all matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communications with Audit Committees.

          With respect to the Company’s independent registered accounting firm, the Audit Committee, among other things, received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP matters relating to its independence, including the impact of non-audit-related services provided to the Company and the disclosures made to the Audit Committee as required by Independence Standards Board Standard No. 1.  The Audit Committee also discussed with the Company’s independent registered accounting firm the overall scope and plans for its audit.  The Audit Committee met with the independent registered accounting firm, with and without management present, to discuss the results of their audit and of their quarterly reviews and the overall quality of the Company’s financial reporting.

          On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004, for filing with the Securities and Exchange Commission.

Jay B. Pieper
Daniel P. Harrington
Charles A. Sanders, M.D.
David N. Judelson

Executive Compensation

          The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee

          The Compensation Committee has furnished the following report for fiscal year 2005.

          Biopure’s employee compensation policy is to offer a package that is as competitive as practicable, including salary and a stock option and awards program in which most employees are eligible to participate.  The Company’s compensation policy for officers is similar to that for other employees.  However, in recent years, with very few exceptions, officers have not received incentive bonuses, but other employees have.

          The Compensation Committee believes that a three-part approach of salary, bonus and stock options or awards best serves the interests of the Company and its stockholders.  It provides for executive officer compensation that advances both the short- and long-term interests of stockholders.  Under this approach, compensation for officers in particular involves a high proportion of pay that is “at risk” —

namely, the annual bonus, if any, and stock options or awards subject to forfeiture.  The annual bonus permits individual performance to be recognized on an annual basis, and is based in significant part on an evaluation of the contribution made by the individual to the Company’s performance.  Stock options and awards relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders.

          Officers of the Company are paid salaries in line with their responsibilities.  Generally, these salaries are structured to be within a salary range paid by other companies in the biotechnology or pharmaceutical industry.  Companies selected for salary comparison purposes differ from the companies included in the indices used in the performance graph that follows this report.

          The Compensation Committee determines base salaries for the Company’s executive officers and changes in salaries, taking into account such factors as competitive industry salaries, an assessment of the nature of the position, the contribution and experience of the officer, the length of the officer’s service and the recommendation of the Chief Executive Officer.  The Compensation Committee reports its decisions to the full Board of Directors for confirmation.

          No annual bonuses were authorized or paid to executive officers of the Company for fiscal 2004.

          The Company’s Chief Executive Officer recommends option grants for executive officers and management other than himself, generally within a range associated with the individual’s salary level.  He also recommends an aggregate number of optioned shares to be granted to other employees and allocated by management.  The Compensation Committee reviews and decides upon these recommendations and upon any awards to the Chief Executive Officer.  The Compensation Committee then reports its decisions to the Board of Directors for confirmation.

          During 2004 the Compensation Committee established for confirmation by the Board of Directors the terms of employment agreements entered into between the Company and Mr. Murphy, as interim President and CEO, and between the Company and Mr. Zafirelis, who was hired as President and CEO in June 2004.  The Compensation Committee expects to review annually the compensation of the Chief Executive Officer based on an assessment of his performance and of the overall Company performance, the extent to which the Company achieved its overall goals or milestones and its cash resources.  Thomas A. Moore became the Company’s Chief Executive Officer in 2002, and his base compensation for 2003 and for 2004 was not changed from 2002.  Mr. Zafirelis become CEO in June 2004, and the committee has not yet considered an adjustment, although, under the terms of the employment agreement, it will be required to consider (but not necessarily make) an adjustment to his base compensation at least once a year.

          None of the Company’s officers receive perquisites or other personal benefits (other than relocation expense if applicable), although it is understood that cellular telephones provided at the Company’s expense for business purposes may also be used for personal calls unless charges exceed the base rate the Company pays, in which case the employee reimburses the Company for the excess.

Charles A. Sanders, M.D.
David N. Judelson

Compensation Committee Interlocks and Insider Participation

          The Board’s Compensation Committee consists of Dr. Sanders and Mr. Judelson.  Neither is or has been an officer or employee of the Company.  Jane Kober, Senior Vice President and General Counsel, serves as a member of the board of directors of HTV Industries, Inc., of which Mr. Harrington is president; she does not serve on HTV’s compensation committee.  No executive officer of Biopure serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Compensation Summary Tables

          The following table sets forth information concerning total compensation earned or paid to the individuals who served as chief executive officer, the four most highly compensated other executive officers of the Company who served in such capacities as of October 31, 2004 and one officer who would have been among the four but whose employment terminated during fiscal 2004 (the “named executive officers”) for services rendered to the Company during each of the last three fiscal years.

	Annual Compensation				Long - Term Compensation

	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Awards Securities Underlying Options (#)	Payouts Earnings on Deferred Compensation ($)	401(k)($)	All other Compensation ($)

Zafiris G. Zafirelis Chief Executive Officer and President (beginning June 25, 2004)	2004	84,621	—	—	—	2,000,000	—	—	—
Thomas A. Moore President, Chief Executive Officer (from June 25, 2002 through February 24, 2004)	2004 2003 2002	135,040 350,012 119,812	— — —	— — 50,000	— — —	— 18,000 800,000	— — —	1,500 2,000 —	345,961 — —
Carl W. Rausch Chief Technical Officer (effective June 25, 2002; previously Chief Executive Officer)	2004 2003 2002	350,012 350,012 346,062	— — —	— 90,000 —	— — —	10,000 18,000 15,640	— — 47,167	5,500 4,444 4,994	— — —
Francis H. Murphy Senior Vice President, Chief Financial Officer & Interim CEO	2004 2003 2002	218,393 191,022 190,078	— — —	— — —	5,680 — —	82,800 33,006 6,150		5,670 4,849 4,664	— — —
Maria S. Gawryl, Ph.D Senior Vice President Research and Development	2004 2003 2002	228,581 220,506 228,987	— — 3,000	— — —	7,100 — —	81,500 18,000 10,600	— — —	5,712 4,836 5,383	— — —
Jane Kober Senior Vice President General Counsel, Secretary	2004 2003 2002	228,068 220,012 228,474	— — —	80,000 80,000 80,000	7,100 — —	81,400 18,000 10,600	— —	5,700 4,823 5,333	— — —
Barry L. Scott VP Business Development	2004 2003 2002	176,227 170,014 97,199	— — —	65,306 11,176 —	4,970 — —	62,900 22,000 25,000		4,502 2,158 —	— — —
Ronald F. Richards Chief Financial Officer (until July 2, 2004)	2004 2003	198,563 166,357	— 80,000	— —	7,810 —	92,400 156,000	— —	— —	— 294,195

          Mr. Moore’s employment terminated on February 24, 2004.  Mr. Murphy served as interim CEO from February 25, 2004 through June 22, 2004.  He served as Chief Financial Officer until February 12, 2003, then Senior Vice President Engineering & Process Technology until February 24, 2004 and again became Chief Financial Officer on June 23, 2004.  “All Other Compensation” for Mr. Moore consists of payments upon termination of employment and for Mr. Richards consists of relocation expense reimbursement and payments upon termination of employment.

Option Grants in Last Fiscal Year

          Options granted to the named executive officers in fiscal 2004 were as shown in the table below.  All options vest in equal annual increments over four years.

          Amounts in the following table represent hypothetical gains that could be achieved for the options if they were exercised at the end of the option term.  The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent an estimate or projection of our future class A common stock prices.  These amounts represent certain assumed rates of appreciation in the value of the class A common stock from the fair market value on the date of the grant.  Actual gains, if any, on stock option exercises are dependent on the future performance of the class A common stock and overall stock market conditions.  The amounts reflected in the following table may not necessarily be achieved.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)

	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2003(%)
			Exercise Price Per Share($)	Expiration Date
Name and Principal Position					5%	10%

Zafiris G. Zafirelis	1,000,000 500,000 500,000	19.92 9.96 9.96	0.7150 1.7875 1.0725	06/22/14 06/22/14 06/22/14	484,249 242,124 242,124	1,227,182 613,591 613,591

	2,000,000	39.84

Thomas A. Moore President, Chief Executive Officer	—	—	—	—	—	—
Carl W. Rausch Chief Technical Officer	10,000	0.20	1.56	04/07/14	9,622	24,384

Francis H. Murphy Interim CEO, Senior Vice	8,280 74,520	0.16 1.48	1.64 1.58	03/10/07 04/09/07	7,863 70,298	19,926 178,149

President, Chief Financial Officer	82,800	1.64

Maria S. Gawryl, Ph.D. Senior Vice President	8,150 73,350	0.16 1.46	1.64 1.58	03/10/07 04/09/07	7,739 69,194	19,613 175,352

Research and Development	81,500	1.62

Jane Kober Senior Vice President	8,140 73,260	0.16 1.46	1.64 1.58	03/10/07 04/09/07	7,730 69,109	19,589 175,136

General Counsel, Secretary	81,400	1.62

Geoffrey J. Filbey Vice President	6,180 55,620	0.12 1.11	1.64 1.58	03/10/07 04/09/07	5,869 52,469	14,872 132,966

	61,800	1.23

Barry L. Scott VP Business Development	6,290 56,610	0.13 1.13	1.64 1.58	03/10/07 04/09/07	5,973 53,403	15,137 135,333

	62,900	1.25

Ronald F. Richards Chief Financial Officer	9,240 83,160	0.18 1.66	1.64 1.58	03/10/07 04/09/07	8,775 78,448	22,237 198,803

	92,400

*	As a result of Mr. Moore’s resignation on February 24, 2004, the expiration date of these options accelerated to May 24, 2004.

Option Exercises and Fiscal Year-End Option Values

          The following table shows the number and value of unexercised options at October 31, 2004, held by the named executive officers who were Company employees on October 31, 2004.  None of these individuals exercised options in fiscal 2004.

          In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock.  For purposes of this table, the fair market value on October 31, 2004 was determined to be $0.37 per share, the closing price of the class A common stock as quoted on The Nasdaq Stock Market on October 29, 2004.

	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Zafiris G. Zafirelis	507,500	1,500,000
Carl W. Rausch Chief Technical Officer	276,399	23,321	—	—
Francis H. Murphy Interim CEO, Senior Vice President, Chief Financial Officer	109,726	69,224	—	—
Maria S. Gawryl, Ph.D. Senior Vice President Research and Development	224,216	59,550	—	—
Jane Kober Senior Vice President General Counsel, Secretary	227,173	59,500	—	—
Barry L. Scott VP Business Development	49,450	60,450	—	—

Agreements and Plans

Non-Competition Agreements

          All of our executive officers have agreed in writing not to engage in any activities that would compete with our current business or any potential business during their employment terms and for at least two years thereafter.

Deferred Compensation Agreement

          Mr. Rausch and the Company entered into a deferred compensation agreement in 1990, under which Mr. Rausch, who was then Chairman and Chief Executive Officer, deferred incentive compensation of $700,000.  Payment of the compensation was further deferred twice, and the deferred compensation together with accrued interest were to become payable on July 31, 2003.  By an agreement dated July 29, 2002, Mr. Rausch forgave and cancelled all of the interest owed to him, $901,300, and the Company accelerated payment of the $700,000 deferred amount originally awarded.  Mr. Rausch applied $466,900 of the payment to repay his outstanding indebtedness described above under “Certain Transactions,” and the balance was withheld by the Company for withholding tax.

Employment Agreements

          The Company has an employment agreement with Carl Rausch.  The agreement provides for Mr. Rausch’s services as Chief Technical Officer of Biopure for a three-year term beginning June 25, 2002.  He is entitled to an annual base salary of not less than $350,000, subject to annual adjustment, and is eligible to participate in all incentive, savings and retirement plans and welfare benefit plans and programs that the Company maintains or implements and to receive any perquisites generally given to senior executives.  Termination benefits consist of (a) the payment of three years base salary less $90,000 (which was paid in 2003) and all amounts accrued through the date of termination and (b) the vesting of any unvested options Mr. Rausch holds on the date of termination with a three-year period to exercise all of his options (but not beyond their 10-year terms).

          Thomas A. Moore and the Company entered into an employment agreement effective June 25, 2002.  The agreement had a three-year term ending on June 25, 2005.  Under the terms of his agreement, Mr. Moore was entitled to an annual base salary of not less than $350,000, subject to annual adjustment, and was eligible to participate in all incentive, savings and retirement plans and welfare benefit plans and programs that the Company maintained or implemented and to receive any perquisites generally given to senior executives.  In addition, under the agreement, Mr. Moore received stock options to purchase 800,000 shares of class A common stock.  These options had terms of 10 years and became exercisable in increments, including upon reaching performance goals, but in any case would have been 100 percent vested on June 25, 2006, and some or all would have been immediately exercisable in the event of a change of control or in the event of Mr. Moore’s death, disability, retirement, termination of employment for reasons other than cause or voluntary termination under certain circumstances.  Upon termination of his employment on February 24, 2004, Mr. Moore became entitled to receive (a) all amounts accrued through the date of termination, (b) one year’s base salary and (c) vesting of some of his unvested options with 90 days to exercise all of his options.

          On February 12, 2003, the Company entered into an employment agreement with Ronald F. Richards.  Under the agreement, Mr. Richards became Chief Financial Officer and Senior Vice President, Business Development, of the Company.  The agreement provided for a two-year employment term with a minimum base salary of $250,000 a year and eligibility to participate in all incentive, savings and retirement plans and welfare benefit plans and programs of the Company and to receive any perquisites generally given to senior executives.  In addition, Mr. Richards received options to purchase 150,000 shares of class A common stock; options for 30,000 of these shares vested immediately upon grant and the balance were to vest monthly in 5,000-share increments over two years.  The options also were to vest automatically if there was a “Change of Control,” as defined.  Upon termination of his employment on July 2, 2004, Mr. Richards became entitled to receive one year’s base salary in addition to all amounts accrued as payable to him at the date of termination, and the restriction on his 7,810 restricted shares granted in 2004 was removed.  In addition, all of his unvested stock options vested on his termination date and became exercisable until June 23, 2007, but not later than their original termination dates.

          The Company entered into an employment agreement as of June 23, 2004, with Zafiris G. Zafirelis.  The agreement has a one-year term that automatically renews for additional one-year terms unless it is terminated by either party at least 30 days before the renewal date.  Under the agreement Mr. Zafirelis became President and Chief Executive Officer and a member of the Board of Directors.  The agreement provides for base salary of no less than $250,000 a year, reviewable at least once each year for increase, and for eligibility to participate in all of the Company’s savings and retirement plans and programs and any other Company plans for the benefit of employees generally or of other senior executives.  Under the agreement Mr. Zafirelis was awarded stock options as follows:  options to acquire one million shares of class A common stock with an exercise price equal to the fair market value of the stock on the date of grant; options to purchase 500,000 shares at an exercise price equal to 250% of the fair market value on the date of grant; and options to purchase 500,000 shares at an exercise price equal to 150% of the fair market value on the date of grant to vest, if at all, on the date of the closing of any capital raising transaction that closes on or before December 30, 2004.  The last of thee three options has vested.  The other options will vest in equal increments over four years, and all of the options have 10-year terms from their date of issuance.  All of Mr. Zafirelis’ options will vest in the event of a “Change in Control” as defined in the Company’s 2002 Omnibus Securities and Incentive Plan.  He will be eligible for additional option awards from time to time along with other senior executives, by any grants are to be in the sole discretion of the Compensation Committee.  In the event of termination of employment by the Company with cause or voluntarily by him, he will be entitled to receive all amounts accrued through the date of termination, including a pro rata bonus for the year of termination calculated and payable after year-end in accordance with the existing bonus programs, policies or practices then in place.  If he is terminated by the Company other than for cause or by death or disability or if he terminates his employment voluntarily for “Good Reason,” as defined, he will be entitled to one year’s base salary payable in a lump sum and to an amount equal to the total bonus payments made to him during the preceding calendar year; and if no bonus was paid that preceding year, then to 50% of his salary.

          On February 25, 2004, the Company and Mr. Murphy entered into an agreement in which Mr. Murphy agreed to serve as Interim President and Chief Executive Officer until his successor was elected (the “CEO Term”), and the Company agreed that thereafter he would again become an employee at will holding the same office he had held before assuming the interim position or another office acceptable to him.  During the CEO Term his base salary was $262,522 per annum, and the agreement provided for a salary beginning after the CEO Term of $200,590 per annum.  Mr. Murphy’s agreement provided for accelerated vesting of his options and certain payments on termination of his employment.  Mr. Murphy’s agreement expired by its terms on December 22, 2004.  Effective March 1, 2005, Mr. Murphy’s base salary is being reduced to $150,000 annually to permit him have more personal time, but his status as an employee and an officer of the Company will not be affected.

1990 Incentive Compensation and Company Stock Purchase Plan

          Under an Incentive Compensation and Company Stock Purchase Plan, the Company sold “non-lapse” restricted shares of class A common stock in August 1990 to certain key employees, consultants and directors at a purchase price of $1.35 per share.  At the time of purchase, these shares had an estimated fair market value of $5.40 per share.  The price paid for these shares represented a discount of $4.05 per share.  Under the terms of separate stock purchase agreements entered into with each purchaser, the resale price of these shares, whether sold to the Company or to a third party, would be equal to the price of the class A common stock less the discount with accrued interest.  Any purchaser of such shares would be subject to the same restrictions.  At May 1, 1999, the discount plus accrued interest per share was $7.92.

          As of May 1, 1999, by separate amended agreements with officers and directors owning an aggregate of 1,172,052 “non-lapse” restricted shares, the discount plus accrued interest per share was fixed at $7.92, and holders may sell their shares or eliminate the restrictions at any time by the payment to the Company of $7.92 per share.  In addition, the Company has the right, exercisable at any time during the 12 months beginning August 1, 2004, to exchange these restricted shares for a number of shares of class A common stock having equivalent value after taking into account the discount of $7.92 per share.  As of January 29, 2005, 963,386 “non-lapse” restricted shares held by directors and officers remained outstanding.

2002 Omnibus Securities and Incentive Plan

Effective Date and Duration

The Plan became effective April 3, 2002, and remains in effect as amended on April 2, 2003, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired.

Amendments

          The Board may alter or amend the Plan.

Administration of the Plan

          The Plan is administered by the Compensation Committee or such other committee as the Board of Directors may select consisting solely of members of the Board of Directors (the “Committee”).  The Committee has full power under the Plan to determine persons to receive awards, the type of awards and the terms of the awards.  The Committee may amend outstanding awards.

Shares Subject to the Plan

          The Plan authorizes the issuance of up to 6,200,000 shares of Company common stock plus 76,446 shares in the aggregate remaining under predecessor plans.  If the proposal to amend the plan is approved, the total number of shares authorized for issuance will be 21,200,000 plus shares remaining under predecessor plans.  Shares underlying awards that lapse or are forfeited or are not paid in shares may be reused for subsequent awards.  Shares may be authorized but unissued shares of class A common stock, treasury stock or shares purchased on the open market.  The closing price on The Nasdaq Stock Market of a share of Company class A common stock as of February 22, 2005 was $0.43.

Individual Limits

          The maximum number of shares that may be subject to options granted to any one employee during any calendar year is 500,000 shares.  With respect to awards, other than options, that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the maximum number of shares that may be issued pursuant to any such award during any calendar year is 500,000 shares and, in the case of any such award that is payable in cash, the maximum amount that may be paid pursuant to any such award during any calendar year is $2 million.  These limitations are applied in a manner that permits compensation generated in connection with the awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Adjustments to Shares Under the Plan and Subject to Awards

          To prevent an inequitable dilution or enlargement of award holders’ rights under the Plan, the Plan authorizes the Company to make equitable adjustments to the aggregate number and kind of shares subject to issuance under the Plan, the individual limits described above, and the number, kind and price of shares underlying outstanding awards in the event of certain changes in the Company’s capital structure resulting from events such as a subdivision, consolidation, or recapitalization, or the payment of a stock dividend without receipt of consideration by the Company.

Eligibility and Participation

          Persons eligible to participate in the Plan include all employees, directors and consultants of the Company or one of its affiliates, as determined by the Committee.

Grants Under the Plan

          Stock Options.  The committee may award stock options, the term and vesting rules of which are to be specified in the respective stock option award agreements.  The committee determines whether to award incentive stock options, as defined in the Internal Revenue Code of 1986, as amended, or nonqualified stock options.  The granting of incentive stock options is subject to certain limitations as described in the plan, including the requirement that incentive stock options cannot be granted to non-employee directors or consultants.  The committee determines the option price, but, in the case of an incentive stock option or an opinion intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, the option price may not be less than the fair market value of a share of class A common stock on the date of the grant of the option.

          Restricted Stock Awards.  The Committee may grant restricted stock awards to key management employees and directors pursuant to a restricted stock award agreement.  The restricted stock award agreements will describe the rights of the recipient of the restricted stock award, which rights may include or exclude voting rights.  During the restriction period, the recipient of a restricted stock award will not receive the certificate representing shares of class A common stock, but will receive dividends and will not be entitled to sell, transfer, pledge or otherwise dispose of the shares.  At the end of the restriction period, assuming the recipient has not breached the terms and conditions contained in the restricted stock award agreement, the recipient will receive the certificate representing shares of class A common stock.

          Unrestricted Stock Awards.  The Committee may award, or sell at a discount, as compensation for past services rendered or for other valid consideration, unrestricted shares of class A common stock.  Unrestricted stock is not subject to restrictions on transfer.

          Performance Unit Awards.  The Committee may grant performance unit awards, which entitle the participant to receive a cash payment, based on the value of the units, if performance goals are achieved.  The Committee has discretion to set the value of the units and the performance goals, performance periods and other terms of the awards.  If the goals are met, the Company will make payment of a cash award equal to the number of bookkeeping units awarded at the dollar value assigned to each such unit.

          Performance Share Awards.  The Committee may grant performance share awards, which entitle the participant to receive shares of class A common stock if performance goals are achieved.  The Committee has discretion to set performance goals, performance periods and other terms of the awards.  The holder of a performance share award will have no rights as a stockholder until such time, if any, as the holder actually receives shares of class A common stock pursuant to the performance share award.

          Distribution Equivalent Rights.  The Committee may grant an award entitling the holder to receive bookkeeping credits, cash payments and/or class A common stock distributions equal in an amount to the distributions that would have been made to the holder had the holder held a specified number of shares of class A common stock during the period that the holder held the distribution equivalent right.

Performance Measures

          It is intended that awards made under the plan to officers subject to Section 162(m) of the Code constitute “performance-based compensation” for purposes of Section 162(m).  The performance criteria used for such awards may consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance.

Other Features of the Plan

          Unless otherwise provided in an award agreement, the plan provides that in the event of a change of control, as defined in the plan, and the termination of employment or removal, in the case of a director, under specified circumstances, the holder’s outstanding awards will become fully vested and immediately exercisable, all transfer restrictions will lapse and all performance goals will be deemed to have been fully satisfied.  The Committee, however, can determine that upon a change of control, all outstanding awards will terminate and be cashed out within a specified time period.

Taxes

          Share withholding for taxes is permitted.

Termination of Employment or Board Service

          Each award agreement sets forth the participant’s rights with respect to each award following termination of employment or consulting relationship with or service on the Board of Directors of the Company.

Transferability

          Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of except by will or the laws of descent and distribution or (if the award is not an incentive stock option) by gift to any family member, as defined in the plan.

Comparison of Total Returns

          The following graph compares the performance of the Company’s class A common stock (the single class of common stock of the Company that has a public market) with the performance of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks Index from October 31, 1999, through the end of fiscal 2004.  The total stockholder return assumes that $100 was invested on October 31, 1999 in the Company’s class A common stock, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks Index, and that all dividends were reinvested.

	10/31/1999	10/31/2000	10/31/2001	10/31/2002	10/31/2003	10/31/2004

Biopure	$100.00	$208.24	$202.64	$52.66	$34.43	$3.74
Nasdaq US	$100.00	$113.05	$56.79	$45.06	$65.27	$66.77
Nasdaq Pharmaceuticals	$100.00	$195.76	$147.38	$98.21	$140.72	$140.80

INDEPENDENT REGISTERED ACCOUNTING FIRM

          Ernst & Young LLP have served as the Company’s independent auditors since 1990.  Services provided to the Company and its subsidiaries by Ernst & Young LLP for fiscal 2004 included the audit of the Company’s consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and various tax services.

          One or more representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they desire.

          Fees for professional services provided by our independent registered accounting firm in each of the last two fiscal years, in each of the following categories are:

	2004	2003

Audit Fees	$265,700	$337,500
Tax Fees	52,600	39,900
All Other Fees	0	1,500

	$318,300	$378,900

          Fees for audit services include fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, consents related to filings with the SEC and issuances of comfort letters related to financing transactions.  Tax fees included tax compliance, tax advice and tax planning, including tax services rendered to our European subsidiary.  All of the services were pre-approved by the Audit Committee or its chairman, as described under “Audit Committee” on page 8.  The Company is not aware that any work was performed by persons other than full-time, permanent employees of Ernst & Young LLP.

ITEM 2 — PROPOSAL TO AMEND THE RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT OF THE CLASS A
COMMON STOCK AT ONE OF FIVE RATIOS FOR IMPLEMENTATION IN THE DISCRETION OF THE BOARD OF DIRECTORS

General

          Our Board of Directors has considered, deemed advisable, and adopted a resolution approving, and recommends to the stockholders for their approval, a series of proposed amendments to our restated certificate of incorporation to authorize the Board, in its discretion, to effect a reverse stock split.  The purpose of any such reverse stock split would be to increase the per-share market price of our class A common stock in order to maintain its listing on The NASDAQ Stock Market’s National Market.  Under these proposed amendments, each outstanding 2, 3, 4, 5, or 6 shares of our class A common stock would be combined, converted and changed into one share of class A common stock with the effectiveness of one such amendment and the abandonment of the other amendments, or all such amendments could be abandoned, in all cases at the sole discretion of the Board.  The Board of Directors in its discretion would decide whether or not to file an amendment.  In this proxy statement, we refer to all of the possible reverse stock splits as the “Reverse Stock Splits” and we refer to the Reverse Stock Split that is actually effected, if applicable, as the “Effective Reverse Stock Split”.

          If approved by our stockholders, the Board would have discretion to implement the Effective Reverse Stock Split for one time only, prior to our 2006 annual meeting of stockholders, in any of the following ratios:  1:2, 1:3, 1:4, 1:5 or 1:6.  The Board believes that stockholder approval of all of these various ratios, as opposed to approval of a single specified exchange ratio, provides the Board with sufficient flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of Biopure and its stockholders.  The actual timing for implementation, if any, of the Effective Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to Biopure and its stockholders.  Furthermore, notwithstanding stockholder approval, the Board also would have the discretion to abandon the Reverse Stock Splits.

          If the Board elects to implement a Reverse Stock Split, the Board will set the exchange ratio using one of the ratios approved by the stockholders.  The Board would base such a determination upon the then current trading price of our class A common stock, among other things.  If this proposal is not approved by the stockholders or if the Board decides not to effect a Reverse Stock Split, Biopure may face delisting from the NASDAQ National Market, as more fully described below under the heading “Purpose of the Reverse Stock Split”.

          The Board of Directors reserves the right, even after stockholder approval, to forgo or postpone the filing of the amendment to the restated certificate of incorporation if it determines that action not to be in the best interests of Biopure and its stockholders.  If the Effective Reverse Stock Split is not implemented before the Company’s next annual meeting of stockholders, the amendment will be deemed abandoned, without any further effect.  In that case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable.

Purpose of a Reverse Stock Split

          The reason for the Reverse Stock Split is to increase the per share market price of Biopure’s class A common stock.  Biopure’s class A common stock has traded on NASDAQ’s National Market since Biopure’s initial public offering in 1999.  In order to continue trading on the NASDAQ National Market, Biopure must satisfy the continued listing requirements for that market.  The NASDAQ National Market requires a minimum bid price of $1.00 per share for continued listing.  On February 22, 2005, the closing price for the Company’s class A common stock was $0.43.  Biopure is in the second of two “grace periods” of six months each to attain a $1.00 per share minimum bid price.  If the class A common stock does not have a minimum bid price of at least $1.00 per share for 10 consecutive trading days by June 13, 2005, it will be delisted.  Even if the price of our class A common stock does not meet the minimum bid requirement, the Board could decide not to effect a Reverse Stock Split.

          The Board of Directors believes that a Reverse Stock Split would have the effect of increasing, proportionately, the trading prices of the Company’s class A common stock, which could help to ensure a share price high enough to satisfy this NASDAQ listing requirement, although there can be no assurance that the class A common stock price would be maintained at such level.

          The Reverse Stock Splits are not intended as, and are not a part of or first step in, a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934.

          There also can be no assurance that Biopure would be able to maintain the listing of its class A common stock on the NASDAQ National Market after an Effective Reverse Stock Split.  The NASDAQ National Market maintains several other continued listing requirements currently applicable to the listing of the Company’s class A common stock, including a minimum stockholders’ equity of $10 million, a minimum of 750,000 publicly held shares, a minimum market value of publicly held shares of $5 million, a minimum of 400 stockholders holding 100 shares or more (including stockholders holding shares in “street name”), a minimum of two market makers and compliance with NASDAQ’s corporate governance rules.  While the Company is currently in compliance with these requirements, we cannot assure you that it will maintain compliance with all of these requirements or the minimum bid price requirement.  Moreover, there can be no assurance that the market price of the class A common stock after the Effective Reverse Stock Split will adjust to reflect the ratio of the Effective Reverse Stock Split or that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.  In addition, it is possible that the liquidity of the common stock will be affected adversely by the reduced number of shares outstanding following the Effective Reverse Stock Split.

          In evaluating whether or not to seek stockholder approval for the Reverse Stock Splits, the Board of Directors took into consideration negative factors associated with reverse stock splits.  These factors include: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, the costs associated with implementing a Reverse Stock Split and may decide that delisting is more beneficial to the stockholders.

          Our Board believes that a delisting could adversely affect our ability to attract the interest of investors and to maximize shareholder value.  In addition, the Board believes that the delisting may result in decreased liquidity for the holders of outstanding shares of our Common Stock and the holders of warrants exercisable for shares of our Class A common stock.  The Board believes that, if the Reverse Stock Splits are approved, and the Effective Reverse Stock Split is effected, there is a greater likelihood that the minimum bid price of our Common Stock could be maintained at a level over $1.00 per share after the initial increase in share price above $1.00 upon implementing the Effective Stock Split.

          A sustained higher per share price of our class A common stock, which we would expect as a result of the Effective Reverse Stock Split, might heighten the interest of the financial community in our Company and broaden the pool of investors that may consider investing in our Company, potentially increasing the trading volume and liquidity of our class A common stock.  As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels.  For the same reason, brokers often discourage their customers from purchasing such stocks.  To the extent that the price per share of our class A common stock remains at a higher per share price as a result of the Effective Reverse Stock Split, some of these concerns may be ameliorated.  However, many investors will not invest in securities that have a trading price below $5.00 per share, and the Effective Reverse Stock Split, if approved and effected, would not increase the per share price of our class A common stock above that level based on recent prices of our class A common stock.

          If our class A common stock were delisted from NASDAQ, this could adversely affect the liquidity of our class A common stock and our ability to raise capital.  In the event of delisting, our class A common stock would probably be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board, and the spread between the bid price and asked price of the shares of our class A common stock would likely be greater than at present.  Stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of our class A common stock.

          The Board of Directors, however, has determined that it should continue to weigh positive and negative factors prevailing after the annual meeting before deciding whether or not to effect a Reverse Stock Split.

Principal Effects Of an Effective Reverse Stock Split

          If the Reverse Stock Splits are authorized at the annual meeting and the Effective Reverse Stock Split is implemented, each issued share of class A common stock immediately prior to the effective time of the Effective Reverse Stock Split, including any treasury shares, will automatically be changed, as of the effective time of the Effective Reverse Stock Split, into a fraction of a share of class A common stock.  The fraction will be 1/2, 1/3, 1/4, 1/5 or 1/6, depending on the ratio the Board selects.  In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, the Company’s stock plans, as well as to the number of shares issuable under, and the exercise price of, the Company’s outstanding options and warrants.  For example, if a ratio of 1:6 were selected by the Board the number of shares of class A common stock underlying our outstanding options and warrants would be reduced by a factor of six and the exercise prices would be increased by a factor of six.

          The number of shares of class B common stock authorized or outstanding will not be affected, but the number of shares of class A common stock issuable on conversion of the class B common stock will be reduced in the ratio of the Effective Reverse Stock Split.

          No fractional shares of class A common stock will be issued in connection with any of the Reverse Stock Splits.  Holders of class A common stock who would otherwise receive a fractional share of class A common stock pursuant to the Reverse Stock Splits will receive cash in lieu of the fractional share, as explained more fully below under the heading “-- Cash Payment in Lieu of Fractional Shares.”  Because no fractional shares of class A common stock will be issued in connection with the proposed Reverse Stock Splits, holders of class A common stock could be eliminated in the event that the Reverse Stock Splits are adopted.  As of the record date for the annual meeting, the Company had few record holders of its class A common stock which held fewer than six shares of class A common stock.  Therefore, the Effective Reverse Stock Splits, if adopted, even at a ratio of 1:6 would have no significant effect on the number of record holders of the Company’s class A common stock.

          Because the Reverse Stock Splits would apply to all issued shares of class A common stock, the proposed Reverse Stock Splits would not alter the relative rights and preferences of existing stockholders.

          The Reverse Stock Splits would not affect the par value of the class A common stock.  As a result, at the effective time of the Effective Reverse Stock Split, the stated capital with respect to the class A common stock on the Company’s balance sheet would be reduced to the fraction of its present amount related to the ratio of the Effective Reverse Stock Split, and the additional paid-in capital account would be credited with the amount by which the stated capital account is reduced.  The Reverse Stock Splits would affect the Company’s per share loss and net book value per share of the class A common stock following the Effective Reverse Stock Split, as there will be fewer shares of class A common stock outstanding.

          If the Effective Reverse Stock Splits are authorized at the annual meeting and effectuated by filing an amendment to the restated certificate of incorporation, some stockholders may consequently own “odd lots” of less than one hundred shares of class A common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares.  Therefore, those stockholders who own odd lots following a Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of class A common stock.

          If this proposal 2 is approved and implemented, the Effective Reverse Stock Split will have the effect of increasing the proportion of authorized but unissued shares of the Company’s class A common stock.  Pursuant to the Effective Reverse Stock Split, the number of outstanding shares of the Company’s class A common stock will be reduced by a factor of 2, 3, 4, 5 or 6, as the Board elects.  However, the number of shares of class A common stock and preferred stock authorized by the Company’s restated certificate of incorporation will not be reduced.  These additional shares would be available for issuance from time to time for corporate purposes and would provide the Company with flexibility for such actions as raising additional capital, acquiring assets and sales of stock or securities convertible into common stock.  Consequently, if an Effective Reverse Stock Split occurs and, if applicable, until the Board decides that an Effective Reverse Stock Split will not occur, the amendment to the restated certificate of incorporation approved under Item 3 increasing the authorized shares of class A common stock will not be filed.

          In Item 4, we are asking the stockholders to approve an increase in the number of shares of Class A common stock to be available under our 2002 Omnibus Securities and Incentive Plan.  Otherwise we have no plan, commitment, arrangement, understanding or agreement regarding the issuance of class A common stock subsequent to an Effective Reverse Stock Split and resultant proportional increase in the authorized shares.

          The table below illustrates the effect, as of February 7, 2005, of (a) an Effective Reverse Stock Split at each of the proposed ratios, and (b) no Effective Reverse Stock Split both before and after filing, if approved and effected, the amendment increasing authorized shares proposed under Item 3, on our (i) shares of class A common stock outstanding, (ii) authorized shares of class A common stock reserved for issuance pursuant to options, warrants, conversion of our class B common stock or other arrangements, and (iii) our shares of class A common stock which are neither outstanding nor reserved for issuance and are therefore available for issuance.  The table does not take into account fractional shares.

Reverse Split Ratio	(i) Shares of Class A Common Stock Outstanding	(ii) Shares of Class A Common Stock Reserved for Issuance	(iii) Authorized Shares of Class A Common Stock Available for Issuance

No reverse split and no amendment increasing shares	144,327,059	33,366,941	22,306,000
No reverse split and shares increased per Item 3	144,327,059	33,366,941	172,306,000
1:2	72,635,529	16,683,470	110,681,001
1:3	48,109,019	11,122,313	140,768,668
1:4	36,081,764	8,341,735	155,576,501
1:5	28,865,411	6,673,388	164,461,201
1:6	24,054,509	5,561,156	170,384,335

          The additional shares of class A common stock that would become available for issuance if the Reverse Stock Splits are approved could also be used by the Company to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of the Company’s management, including any transaction that may be favored by a majority of the Company’s stockholders or in which the Company’s stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  For example, without further shareholder approval, the Board of Directors could strategically sell shares of class A common stock in a private transaction to purchasers who would oppose a takeover or favor the Company’s current Board of Directors.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s class A common stock or obtain control of the Company.  Additional discussion of the possible anti-takeover effects of an increase in the Company’s authorized class A common stock is under the heading “Potential Anti-Takeover Effects” in Item 3.  You should read that additional discussion in determining whether or not to approve this proposal 2.

          The Company’s class A common stock is currently registered under the Securities Exchange Act of 1934, as amended, and Biopure is subject to the periodic reporting and other requirements of the Exchange Act.  Neither an Effective Reverse Stock Split nor being delisted will affect the registration of the class A common stock under the Exchange Act.

          The Company expects that American Stock Transfer & Trust Company will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective time of an Effective Reverse Stock Split, transmittal forms will be mailed to each record holder of class A common stock.  Stockholders will be asked to surrender all certificates evidencing shares of class A common stock owned prior to the Effective Reverse Stock Split in exchange for certificates evidencing the new shares of class A common stock in accordance with the instructions set forth in the letter of transmittal.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate or certificates, together with the properly completed and executed letter of transmittal, to the exchange agent.  Any old shares of class A common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares of class A common stock.  Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares they are entitled to hold as a consequence of the Effective Reverse Stock Split.

          Stockholders will not be entitled to exercise rights of appraisal in connection with an Effective Reverse Stock Split.

Board Discretion to Implement Effective Reverse Stock Split

          If the Reverse Stock Splits are approved by our stockholders at the annual meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits, with an exchange ratio determined by the Board as described above, is in the best interests of Biopure and its stockholders.  If any such determination is made, such determination  shall be made prior to our 2006 annual meeting of stockholders and, more likely, prior to June 13, 2005 and be based upon various factors, including meeting and responding to changes in NASDAQ’s listing requirements, Biopure’s growth, existing and expected marketability and liquidity of our class A common stock, weighing the positive and negative factors described above under the headings “Purpose of a Reverse Stock Split” and “Principal Effects of an Effective Reverse Stock Split” and prevailing market conditions.  Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

Cash Payment in Lieu of Fractional Shares

          In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, the Company will pay the holder cash equal to that fraction multiplied by the then fair market value of the class A common stock as determined by the Board of Directors.  If at the effective time of an Effective Reverse Stock Split the class A common stock is traded on the NASDAQ National Market, the Board of Directors has determined that the fair market value of the class A common stock will be calculated as the average of the high and low trading prices of the class A common stock on the NASDAQ National Market during regular trading hours for the five trading days immediately preceding the effective time of the Effective Reverse Stock Split.  Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

          Cash received in lieu of fractional shares will be treated as payment in exchange for such shares.  The difference between the amount of cash received and basis allocable to such fractional shares should be a capital gain or loss (long-term if such fractional share (pre-reverse split) has been held for more than one year), as the case may be, provided that such shares are held as a capital asset on the effective date of the Effective Reverse Stock Split.

Effective Date

          If the proposed Reverse Stock Splits are approved at the annual meeting and the Board elects to proceed with the Effective Reserve Stock Split, the Effective Reverse Stock Split will become effective as of 5:00 p.m. eastern time on the date of filing of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware.  We refer to this time and date as the “Effective Date”.  Except as explained above with respect to fractional shares, on the Effective Date, shares of class A common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of class A common stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal.

Required Vote

          The affirmative vote of a majority of all outstanding shares of the class A common stock entitled to vote on this proposal will be required for approval of this proposal.  As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

Recommendation of Board of Directors

          THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF BIOPURE AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT AT ONE OF THE FIVE PROPOSED RATIOS FOR IMPLEMENTATION IN THE BOARD’S DISCRETION.

ITEM 3 — PROPOSAL TO AMEND THE
RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF
AUTHORIZED CLASS A COMMON STOCK

General

          The Board of Directors of Biopure, subject to stockholder approval, adopted and approved an amendment to Biopure’s restated certificate of incorporation to increase the number of shares of class A common stock authorized for issuance from 200,000,000 shares to 350,000,000 shares.  This amendment will only be filed if the Board of Directors elects not to effect a reverse stock split described in item 2 of this proxy statement or if item 2 is not approved by the stockholders.  The total number of authorized shares of class B common stock, 179 shares, will remain the same, as will the total number of authorized shares of preferred stock, 30,000,000.

          The Board of Directors of Biopure has determined that the amendment to the restated certificate of incorporation is advisable and in the best interests of Biopure and its stockholders and has directed that it be submitted to the stockholders of Biopure for approval.  If approved and effected the increase in the number of authorized shares of class A common stock will become effective upon filing the amendment with the Secretary of State of the State of Delaware.  Biopure currently plans to file the amendment as soon as reasonably practicable after it decides, in the event it decides, not to effect a reverse stock split or, if item 2 is not approved by the stockholders, as soon as reasonably practicable after the annual meeting.  The Board of Directors, however, reserves the right pursuant to Section 242(c) of the Delaware General Corporation Law to determine not to proceed with the proposed increase in the number of authorized shares of class A common stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the increase in the number of authorized shares of class A common stock is no longer in the best interests of Biopure and its stockholders.

          If this Item 3 is approved (and Item 2 is either not approved or not effected by the Board of Directors), the first paragraph of Article Fourth of the restated certificate of incorporation will be amended to reflect an increase of 150,000,000 shares in the number of authorized shares of class A common stock.  The first paragraph of Article Fourth of Biopure’s restated certificate of incorporation as proposed to be amended is set forth in its entirety below:

          “FOURTH:  CAPITALIZATION.  The total number of shares of capital stock which the Corporation shall have authority to issue is 380,000,179 shares, divided into two classes.  The total authorized number of shares of common stock is 350,000,179, consisting of 350,000,000 shares of class A common stock, par value $0.01 (“class A common stock”), and 179 shares of class B common stock, par value $1.00 (“class B common stock”).  The total authorized number of shares of preferred stock (“Preferred Stock”) is 30,000,000 shares, par value $.01 per share.”

          The italicized portions of the proposed first paragraph of Article Fourth set forth above reflect the proposed changes to the first paragraph of Article Fourth of Biopure’s restated certificate of incorporation as now in effect, and they are italicized solely to illustrate the specific amendment proposed.

Purpose of and Rationale for Proposed Amendment

          Biopure is currently authorized to issue a total of 200,000,000 shares of class A common stock.  As of February 7, 2005, 144,327,059 shares of class A common stock were issued and outstanding.  In addition, as of February 7, 2005, 8,401,786 shares of class A common stock were reserved for issuance under Biopure’s 2002 Omnibus Securities and Incentive Plan, 23,693,277 shares of class A common stock were reserved for issuance upon exercise of outstanding warrants, and 1,272,119 shares of class A common stock were reserved for issuance upon conversion of Biopure’s class B common stock.  Thus, of the 200,000,000 shares of class A common stock currently authorized, Biopure currently has approximately 22,306,000 shares available for future financings or other uses.

          At a special meeting of the stockholders held November 29, 2004, the stockholders authorized an amendment to the restated certificate of incorporation increasing the authorized shares of class A common stock from 100,000,000 to 200,000,000.  The amendment was filed as approved.  In two separate offerings in December 2004 and January 2005, Biopure sold an aggregate of 62,200,000 shares of class A common stock and warrants to purchase 20,000,000 shares of class A common stock.

          The Board of Directors believes that it is again necessary to increase the number of authorized shares of Biopure class A common stock in order to give Biopure, among other things, the ability to continue to raise and maintain additional capital funds through the sale of capital stock in future financings, and the flexibility to issue shares in connection with equity compensation and incentives to employees and officers, strategic alliances, forward stock splits and other corporate purposes that may occur in the future without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of class A common stock arises.  Such a delay might deny Biopure the ability to continue operations and the flexibility that the Board of Directors views as important in facilitating the effective use of Biopure’s securities.

          Significant additional capital will be required to fund operations until such time, if ever, that the Company becomes profitable.  The Company believes it has sufficient cash to fund operations through January 2006.  Thus it expects that it will need to raise significant additional funding prior to that time in order to continue operations thereafter.  Consequently, stockholder approval is being sought at the annual meeting so that a special meeting will not be required for the proposed increase.

          We also intend to explore the possibility of discussions with third parties regarding potential investments.  The Board of Directors, therefore, believes that it is necessary and prudent to increase the number of authorized shares of class A common stock from 200,000,000 to 350,000,000 in order to have a sufficient number of shares of class A common stock to meet Biopure’s business needs.

          In Item 4, we are asking the stockholders to approve an increase in the number of shares to be available under our 2002 Omnibus Securities and Incentive Plan.  Otherwise we have no plan, commitment, arrangement, understanding or agreement regarding the issuance of class A common stock subsequent to the increase in the authorized shares.

          If the stockholders approve a reverse stock split pursuant to item 2 and the Board of Directors decides to effect a reverse stock split, the number of shares of class A common stock outstanding and reserved for issuance will be reduced, but the authorized shares of class A common stock will not be reduced.  Therefore, the shares available for future financings and other uses will be increased automatically upon effectiveness of any reverse stock split, and the amendment in this item 3 will not be filed.

Effect Of Proposed Amendments

          The increase in the authorized number of shares of class A common stock will not have an immediate effect on the rights of existing stockholders.

          If the proposal to increase the number of authorized shares of class A common stock is not approved, Biopure will not have the ability to issue all shares that may be required in connection with the various corporate purposes described above, including raising funds to continue operations.

          Current holders of class A common stock do not have preemptive or similar rights, and therefore they do not have a right to purchase a proportionate share of any new issuances of class A common stock in order to maintain their proportionate ownership of Biopure.  Consequently, the issuance of any additional shares of class A common stock will have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Biopure class A common stock.  It may also adversely affect the market price of the class A common stock.  This proposed amendment to Biopure’s restated certificate of incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the class A common stock.

Potential Anti-Takeover Effects

          The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, nor is it part of a plan to adopt a series of anti-takeover measures.  The increased number of authorized shares of class A common stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company.  Shares of class A common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue such additional shares of class A common stock could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.  Although Biopure has no present intent to use the additional authorized shares of class A common stock or the existing authorized preferred stock for such purposes and this proposal is not part of a plan by management to adopt a series of anti-takeover provisions, if the amendment is adopted, more class A common stock of the Company would be available for such purposes than is currently available.  Although the Company has adopted measures in the past that have anti-takeover effects, which are described below, the Board does not currently intend to propose other anti-takeover provisions.  Biopure is not presently aware of any pending or proposed takeover attempt.

          Provisions of Biopure’s restated certificate of incorporation and by-laws, as well as its stockholders rights plan could impede attempts by stockholders to remove or replace management or could discourage others from initiating a potential merger, takeover or other change of control transaction, including a potential transaction at a premium over market price that a stockholder might consider to be in its best interest.  In particular:

•

The restated certificate of incorporation does not permit stockholders to take action by written consent and provides for a classified Board of Directors.  The by-laws provide that stockholders who wish to bring business before an annual meeting of stockholders or to nominate candidates for election of directors at an annual meeting of stockholders must deliver advance notice of their proposals to Biopure before the meeting.  These provisions could make it more difficult for a party to replace the Company’s Board of Directors by requiring two annual stockholder meetings to replace a majority of the directors, making it impossible to remove or elect directors by written consent in lieu of a meeting and making it more difficult to introduce business at meetings.

          The stockholder rights plan may have the effect of discouraging any person or group that wishes to acquire more than 20% of Biopure’s class A common stock from doing so without obtaining Biopure’s agreement to redeem the rights.  If Biopure’s agreement to redeem the rights is not obtained, the acquiring person or group would suffer substantial dilution.

Required Vote

          The affirmative vote of the holders of a majority of the shares of Biopure class A common stock outstanding on the record date is required to approve this proposal to amend the restated certificate of incorporation.

Recommendation of Board of Directors

          THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF BIOPURE AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CLASS A COMMON STOCK.

ITEM 4 — PROPOSAL TO AMEND THE
2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

          In January 2002, the Board of Directors adopted the Biopure Corporation Omnibus Securities and Incentive Plan (the “Plan”), which was approved by the stockholders on April 3, 2002.  At the 2003 annual meeting, the stockholders approved an amendment increasing the number of shares available under the Plan by one million shares, and at the 2004 annual meeting they approved an amendment increasing the number of shares available by four million shares.  The Board of Directors believes that the Plan helps attract and retain qualified persons to serve as employees, nonemployee consultants and directors of the company and align the interests of employees, directors and nonemployee consultants with those of the stockholders.  To further these purposes, on February 3, 2005, the Company’s Board of Directors approved an amendment and restatement of the Plan, subject to approval by the Company’s stockholders, that would increase the number of shares that may be issued under the Plan.  The Plan as currently in effect is described above under the caption “2002 Omnibus Securities and Incentive Plan,” and the amendments and certain tax considerations are described below.  Available shares, shares subject to options and stock subject to forfeiture would all be reduced in the event of a reverse stock split in the same ratio as the outstanding stock.

          Prior to the amendment and restatement, the Plan provided for the issuance of 6,200,000 shares.  As of February 7, 2005, a total of 1,007,428 shares remained available for issuance under the Plan (including all shares remaining unsold under previous plans).  On the same date the total number of shares of class A common stock outstanding and reserved for issuance was 177,694,241 shares.  Of the previously granted options under the Plan, none have an exercise price below recent market prices of the class A common stock.  The outstanding options and restricted stock granted under the Plan and subject to forfeiture represent 5.3% of the outstanding shares.  If stockholders approve the Plan as proposed to be amended and restated, an additional 20,000,000 shares would be authorized for issuance under the Plan.  This increase of shares would permit the Compensation Committee to continue to grant options or other securities based incentives to attract and reward employees, officers and consultants.  All other existing provisions of the Plan would remain unchanged.

          The complete text of the plan as proposed to be amended and restated is set forth as Exhibit A to this proxy statement.  The summary of the material features of the Plan set forth above and the following information are qualified by reference to Appendix A.

Available Shares

          Shares subject to options and stock subject to forfeiture would all be reduced in the event of a reverse stock split in the same ratio as the outstanding stock.

          The complete text of the Plan as proposed to be amended and restated is set forth as Exhibit A to this proxy statement.  The summary of the material features of the Plan set forth above and the following information are qualified by reference to Appendix A.

Award Information

          It is not possible at this time to determine future awards that will be made pursuant to the Plan, although the Company expects the Compensation Committee to consider making awards during fiscal 2005.

Federal Income Tax Consequences of Options

          The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the Plan.  This summary is based on the Company’s understanding of current federal income tax law and regulations.  The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

          Grant.  There are no federal income tax consequences to the optionholder solely by reason of the grant of incentive stock options (“ISOs”) or of the grant of nonqualified stock options with an exercise price that is not less than the fair market value of the stock at the time of the grant (“NQSOs”) under the Plan.

          Exercise.  The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied.  However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

          Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid by the optionholder as the exercise price.  The ordinary income recognized in connection with the exercise by an optionholder of an NQSO will be subject to both income and employment tax withholding.

          The optionholder’s tax basis in the shares acquired by the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder as a consequence of the option exercise.

          Qualifying Disposition.  With certain limited exceptions, if an optionholder disposes of shares of common stock acquired upon the exercise of an ISO, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares acquired by the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized in the disposition and the optionholder’s basis in such shares.

          Disqualifying Disposition.  With certain limited exceptions, if the optionholder disposes of a share of common stock acquired upon the exercise of an ISO within two years from the date on which the ISO was granted or within one year after the date on which the share was acquired by the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain (i.e., the excess, if any, of the amount realized in the disposition over the exercise price paid by the optionholder).  If the total amount realized in the disposition exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess.  Such gain will either be short-term or long-term depending on how long the share was held.

          If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

          Other Disposition.  If an optionholder disposes of shares of common stock acquired upon exercise of an NQSO in a taxable transaction, the optionholder will generally recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition.  Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of the Company common stock were held for more than one year from the date such shares were acquired by the optionholder.

          Alternative Minimum Tax.  For Alternative Minimum Tax (“AMT”) purposes, upon exercise of an ISO (but not an NQSO) the excess of the value of the shares over the option exercise price will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of the Company common stock at such time for subsequent AMT purposes.  However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income will not exceed the gain recognized for regular tax purposes, provided the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition.  If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to the Company

          There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO (unless the exercise results in a disqualifying disposition).

          At the time the optionholder recognizes ordinary income from the exercise of an NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its reporting obligations described below.  To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

          The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO.  The Company will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

Other Tax Consequences

          The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the Plan.  In addition, tax laws, as well as administrative and judicial interpretations of tax laws, are subject to change.  Furthermore, the foregoing discussion does not address state or local tax consequences.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.  Approval of the Plan requires the affirmative vote of a majority of the votes cast.  Abstentions and broker non-votes, if any, will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of shares present or represented by proxy in determining whether a quorum is present.  If a choice has been specified by a stockholder by means of the proxy, the shares of common stock will be voted accordingly.  If no choice has been specified, the shares will be voted “FOR” the proposal.

ITEM 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

          The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered accounting firm for services during fiscal year 2005.  The Board of Directors has directed that management submit the selection of Ernst & Young LLP as our independent registered accounting firm for ratification by the stockholders at the Annual Meeting.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered accounting firm.  Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 4 has been approved.

OTHER MATTERS

          As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above.  If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.  However, we do not believe that other business can come before the meeting, given the advance notice procedures in our by laws, described below.

ADDITIONAL INFORMATION

                    Advance Notice Procedures.  Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 45 or more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting.  These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

                    Stockholder Proposals for the 2006 Annual Meeting.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8.  To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than October 28, 2005.

                    Stockholder Communications with the Board.  Stockholders wishing to communicate with the Board of Directors, or with a specific director, may do so by writing to the Board of Directors, or to the particular director, and delivering the communication in person or mailing it to the Board of Directors, or to the particular director, care of the Company’s Secretary at the address appearing on the cover page of this proxy statement.  All such communications will be delivered to the Board or to the particular director to whom they are addressed.

                    Proxy Solicitation Costs.  The proxies solicited hereby are being solicited by the Company.  The cost of soliciting proxies in the enclosed form will be borne by the Company.  Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means.  The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.  The Company has not decided whether or not to engage a proxy solicitation firm.  If it does so it estimates the additional cost, including the solicitor’s and other costs could be up to $25,000.

INFORMATION INCORPORATED BY REFERENCE

          We incorporate by reference in this proxy statement the information contained under Item 7, Item 7A and Item 8 of Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2004, which we filed with the Securities Exchange Commission on January 14, 2005.

Appendix A

BIOPURE CORPORATION

2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

As Amended and Restated

2005

i

ii

BIOPURE CORPORATION
2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

ARTICLE I
PURPOSE

          The purpose of this Biopure Corporation 2002 Omnibus Securities and Incentive Plan (the “Plan”) is to benefit the shareholders of Biopure Corporation, a Delaware corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, directors and non-employee consultants with those of the Company’s shareholders.  Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Performance Unit Awards, Distribution Equivalent Right Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.

ARTICLE II
DEFINITIONS

          The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

          “Affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

          “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Unrestricted Stock Award, Performance Share Award, Performance Unit Award or Distribution Equivalent Right Award.

          “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award.

          “Board” shall mean the Board of Directors of the Company.

          “Cause” with reference to an Employee or a Director shall mean (a) an act or acts of material personal dishonesty taken by, or committed at the request of, an Employee or Director, intended to result in the personal enrichment of the Employee or Director at the expense of the Company, or any of its Affiliates, (b) repeated willful violations by an Employee under the terms of his or her employment or repeated willful failures by a Director to serve in good faith as a Board member, in either case which have not been cured within thirty (30) days after written notice has been given by the Board to the Employee or Director, or (c) the conviction of an Employee or Director of a felony.

          “Change of Control” shall mean (i) the consummation of (x) any consolidation, reorganization, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to the merger continue to represent at least fifty percent (50%) of the combined voting power of the surviving corporation or its parent corporation immediately after the merger or share exchange, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(ii) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), including any “group” (as defined in Section 13(d)(3) of the Exchange Act) (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s outstanding Common Stock, or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition.

          “Code” shall mean the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

          “Committee” shall mean not less than two (2) members of the Board who are selected by the Board as provided in Section 4.1.

          “Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

          “Company” shall mean Biopure Corporation, a Delaware corporation, and any successor thereto.

          “Consultant” shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to perform consulting services therefor.

          “Director” shall mean a member of the Board or a member of the Board of Directors of an Affiliate, in either case, who is not an Employee.

          “Distribution Equivalent Right Award” shall mean an Award granted under Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period that the Holder held the Distribution Equivalent Right.

          “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

          “Effective Date” shall mean April 3, 2002.

          “Employee” shall mean any person employed by the Company or an Affiliate.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “Fair Market Value” shall mean, as of any specified date, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.  If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded.  In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

          “Good Reason” shall mean:  (a) the reduction of an Employee’s Base Salary, (b) the  material adverse change, without his or her consent, of an Employee’s title, authority, duties or responsibilities from those immediately prior to the Change of Control, or (c) the material breach by the Company of any material terms of the Employee’s employment which has not been cured within thirty (30) days after a notice has been given by the Employee to the Company.

          “Holder” shall mean an Employee, Director or Consultant who has been granted an Award.

          “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

          “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

          “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

          “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

          “Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, shares of Common Stock are paid to the Holder.

          “Performance Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

          “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

          “Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, a cash payment shall be paid to the Holder, based on the number of Units awarded to the Holder.

          “Performance Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

          “Plan” shall mean this Biopure Corporation 2002 Omnibus Securities and Incentive Plan, as amended from time to time.

          “Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Transfer Restrictions.

          “Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          “Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to forfeiture and Transfer Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

          “Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

          “Total and Permanent Disability” shall mean the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual’s past service for the Company, training and experience.  Such determination of total and permanent disability shall be made by the Committee.  Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder.   For Holders of Incentive Stock Options, the term shall have the meaning set forth in Section 22(e)(3) of the Code.

          “Transfer Restrictions” shall mean restrictions on the transferability of shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award Agreement.

          “Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement.

          “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of shares of Common Stock that are not subject to Transfer Restrictions.

          “Unrestricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

          The Plan was originally made effective as of the Effective Date.  The Plan shall be effective, as amended and restated as of April 6, 2005, provided that the Plan is approved by the shareholders of the Company on or within twelve (12) months of such date (“Date of Approval”).

ARTICLE IV
ADMINISTRATION

          Section 4.1.          Composition of Committee.  The Plan shall be administered by the Committee, which shall be (i) appointed by the Board, and (ii) constituted so as to permit applicable Awards under the Plan to constitute “performance-based compensation” for purposes of Section 162(m) of the Code and applicable interpretive authority thereunder.

          Section 4.2.          Powers.  Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted, the size of the Award and the number of shares of Common Stock which may be issued under such Award, as applicable.  In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

          Section 4.3.          Additional Powers.  The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan.  Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article XIV, (including but not limited to cashing out Awards, extending the exercise period of Options and accelerating the vesting of Awards) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect.  Other than as set forth in Article XIII, the Committee may not reduce the price of any outstanding Options.  The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

          Section 4.4.          Committee Action.  In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

ARTICLE V
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

          Section 5.1.          Stock Grant and Award Limits.  The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI.  Subject to Article XIII, (i) the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed twenty-six million two hundred thousand (26,200,000) shares plus any shares remaining unsold under the Biopure Corporation 1999 Omnibus Securities and Incentive Plan and the 1998 Stock Option Plan, which plans are terminated, and (ii) the aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options, shall not exceed twenty-six million two hundred thousand (26,200,000) shares.  Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award.  Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options under Article VII granted to any one Employee during any calendar year shall be five hundred thousand (500,000) shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding), and, with respect to Awards (other than Options) that are intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code), the maximum number of shares of Common Stock that may be issued pursuant to any such Award during any calendar year shall be 500,000 shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding) and, in the case of any such Award that is payable in cash, the maximum amount that may be paid pursuant to any such Award during any calendar year shall be $2 million.  The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or deemed repriced for purposes of Section 162(m) of the Code.

                         (a)          Stock Offered.  The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY FOR AWARDS; TERMINATION OF
EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

          Section 6.1.          Eligibility.  Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants.  An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include a Non-Qualified Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Share Award, a Performance Unit Award, Distribution Equivalent Right Award,  any combination thereof or, solely for Employees, an Incentive Stock Option.

          Section 6.2.          Termination of Employment.  Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of an Employee’s employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death.

                         (a)          Options that are not vested at termination of employment shall lapse.

                         (b)          The Employee’s rights, if any, to exercise any then exercisable Options shall terminate:

                   (1)          If such termination is for a reason other than the Employee’s retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death, on the earlier of (i) ninety (90) days after the date of such termination of employment and (ii) the expiration date of the Options; or

                   (2)          If such termination is on account of the Employee’s retirement upon or after attaining age sixty-five (65) or on account of the Employee’s Total and Permanent Disability or death, on the earlier of (i) one (1) year after the date of such termination of employment and (ii) the expiration date of the Options.

          Upon such applicable date the Employee (and such Employee’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options.

                         (c)          If an Employee’s employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Employee (and such Employee’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock.  The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Employee’s Restricted Stock shall not be so canceled and forfeited.

          Section 6.3.          Termination of Director Status.  Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Director’s status as a Director of the Company or an Affiliate, as applicable:

                         (a)          Options that are not vested at termination of Director status shall lapse.

                         (b)          If such termination is for a reason other than death, any then exercisable Options shall remain exercisable for their full term except as set forth in (c) below.

                         (c)          If such termination is on account of the Director’s death, or if the Director shall die after termination of Director status and before any Options have been exercised in full, the Options may be exercised by the Director’s estate, designated beneficiary or other legal representative until the earlier of (i) one (1) year after the date of death and (ii) the expiration date of the Options.

          Upon such applicable date the Director (and such Director’s estate, designated beneficiary or other legal representatives) shall forfeit any rights or interests in or with respect to any such Options.

                         (d)          If the Director’s status as a Director with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Director (and such Director’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock.  The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of the Director’s status as a Director, that all or a portion of any such Director’s Restricted Stock shall not be so canceled and forfeited.

          Section 6.4.          Termination of Consultant Status.  Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:

                         (a)           Options that are not vested at termination of Consultant status shall lapse.

                         (b)           The Consultant’s rights, if any, to exercise any then exercisable Options shall terminate:

(1) If such termination is for a reason other than the Consultant’s death, on the earlier of (i) ninety (90) days after the date of such termination and (ii) the expiration date of the Options; or

(2) If such termination is on account of the Consultant’s death, on the earlier of (i) one (1) year after the date of the Consultant’s death and (ii) the expiration date of the Options.

                         (c)          If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Consultant (and such Consultant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock.  The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Consultant’s Restricted Stock shall not be so canceled and forfeited.

          Section 6.5.          Special Termination Rules.

                         (a)          If a Holder’s employment with, status as a Director with or status as a Consultant with the Company or an Affiliate shall terminate, and if within ninety (90) days of such termination such Holder shall become an Employee, a Director or a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved if and to the extent determined by the Committee in its sole discretion.

                         (b)          If a Holder’s employment with, status as a Director with or status as a Consultant with the Company or any Affiliate shall terminate and the Holder, during the period of time he is permitted to exercise Options under the provisions of the Plan (as set forth above in Sections 6.2, 6.3 or 6.4), is unable to sell Common Stock because of the likelihood of a violation of Rule 10b-5 of the Exchange Act, which determination shall be made in the sole discretion of the Holder, the exercise period of the Options shall be automatically extended for a further ninety (90) days from the date the Options would otherwise lapse as determined pursuant to Sections 6.2, 6.3 or 6.4 above; provided, however, that Options may not be exercised after their expiration date.

                         (c)          In connection with any termination of employment or status as a Director or Consultant, the Committee has full power and authority to extend the term, accelerate vesting, extend the exercise period or to amend any other provisions of any Award, as it may determine in its sole discretion.

          Section 6.6.          Other Awards.  Forfeiture provisions relating to other Awards shall be set forth in the Award Agreement.

ARTICLE VII
OPTIONS

          Section 7.1.          Option Period.  The term of each Option shall be as specified in the Option Agreement.

          Section 7.2.          Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

          Section 7.3.          Special Limitations on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000)(or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

          Section 7.4.          Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option.  An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price.  Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, 6.3 or 6.4, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option.  Moreover, an Option Agreement may provide for a “cashless exercise” of the Option whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale of all or a portion of the shares of Common Stock to which he is entitled upon exercise, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale proceeds from the brokerage firm directly to the Company.  An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.  The terms and conditions of the Option Agreements need not be identical.

          Section 7.5.          Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such Option price (i) in the case of an Option that is an Incentive Stock Option or that is intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted and (ii) shall be subject to adjustment as provided in Article XIII.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company.  The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

          The Holder must notify the Committee to the extent the Holder disposes of Common Stock acquired pursuant to the exercise of an Incentive Stock Option less than two years after the Incentive Stock Option was granted or less than one year after exercise.

          Section 7.6.          Shareholder Rights and Privileges.  The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

          Section 7.7.          Options and Rights in Substitution for Stock Options Granted by Other Corporations.  Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

ARTICLE VIII
RESTRICTED STOCK AWARDS

          Section 8.1.          Restriction Period to be Established by Committee.  At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award.  Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.  The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2 or Article XIV.

          Section 8.2.          Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award.  If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Common Stock during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2, 6.3 or 6.4, as applicable.  Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, 6.3, or 6.4, as applicable, be set forth in a Restricted Stock Award Agreement made in conjunction with the Award.  Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.  The terms and conditions of the respective Restricted Stock Agreements need not be identical.

          Section 8.3.          Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          Section 8.4.          Restricted Stock Award Agreements.  At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

          Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold at a discount) shares of Common Stock that are not subject to Transfer Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X
PERFORMANCE UNIT AWARDS

          Section 10.1.        Terms and Conditions.  The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.

          Section 10.2.        Payments.  The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.

ARTICLE XI
PERFORMANCE SHARE AWARDS

          Section 11.1.        Terms and Conditions.  The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to the receipt of shares of Common Stock pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award.

          Section 11.2.        Shareholder Rights and Privileges.  The Holder of a Performance Share Award shall have no rights as a shareholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

ARTICLE XII
DISTRIBUTION EQUIVALENT RIGHT AWARDS

          Section 12.1.        Terms and Conditions.  The Committee shall set forth in the applicable Distribution  Equivalent Right Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives.  Distribution Equivalent Right Awards may be settled in cash or in shares of Common Stock, as set forth in the Applicable Distribution Equivalent Right Award Agreement.  A Distribution Equivalent Right Award may, but need not be, awarded as a component of another Award, where, if so awarded, such Distribution Equivalent Right Award shall expire or be forfeited by the Holder under the same conditions as under such other Award.

          Section 12.2.        Interest Equivalents.  The Distribution Equivalent Right Award Agreement for a Distribution Equivalent Right Award may provide for the crediting of interest on a Distribution Right Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Right Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIII
RECAPITALIZATION OR REORGANIZATION

          Section 13.1.        Adjustments to Common Stock.  The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

          Section 13.2.        Recapitalization.  If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number and kind of shares of Common Stock then covered by such Award, the number and kind of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

          Section 13.3.        Change of Control.  Except to the extent otherwise provided in the applicable Award Agreement, in the event of the occurrence of a Change of Control, and within one year following the Change of Control (a) an Employee’s employment is terminated by the Company without Cause or by the Employee with Good Reason or (b) a Director is removed from the Board without the approving vote of a majority of the directors in office immediately prior to the Change of Control, outstanding Awards of the Employee or Director, as the case may be, shall immediately vest and become exercisable and/or required employment or Board membership periods with the Company or an Affiliate and/or performance goals and/or objectives shall be deemed to have been fully satisfied, as applicable.  The Committee, in its discretion by unanimous action, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, (i) with respect to Awards which are Performance Units or Distribution

Equivalent Rights (which Distribution Equivalent Rights, pursuant to the applicable Distribution Equivalent Right Award Agreement, are to be settled in cash), cash in an amount equal to the amount of cash that would otherwise have been payable thereunder assuming that all of the applicable performance goals and objectives set forth in the applicable Performance Unit Award Agreement had been fully satisfied, and (ii) with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (A) the greater of (I) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (II) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (B) the exercise price per share, if applicable, of one share of Common Stock.  If the consideration offered to shareholders of the Company in any transaction described in this Section 13.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered.  The provisions contained in this Section 13.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.  The provisions contained in this Section 13.3 do not apply to Consultants.

          Section 13.4.        Other Events.  In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIII, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number, kind and price of shares of Common Stock or other consideration subject to such Awards.  In the event of any such change to the outstanding Common Stock, the aggregate number and kind of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

          Section 13.5.        Powers Not Affected.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          Section 13.6.        No Adjustment for Certain Awards.  Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE XIV
AMENDMENT AND TERMINATION OF PLAN

          The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan and the Committee shall have the right to amend any Awards, or any part hereof or thereof, from time to time.

ARTICLE XV
MISCELLANEOUS

          Section 15.1.        No Right to Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

          Section 15.2.        No Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate,  (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with the right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with the right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

          Section 15.3.        Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.  No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.  In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award.  Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock or have the Company withhold shares of Common Stock to satisfy, in whole or in part, the employer’s minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

          Section 15.4.        No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

          Section 15.5.        Restrictions on Transfer.  No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder.  An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee.  Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 15.3 hereof.  The transferee shall be subject to all terms of the Plan.  The transferee may not transfer the Award.

          Section 15.6.        Section 162(m).  It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code.  The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following:  earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance.  If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

          Section 15.7.        Other Plans.  No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

          Section 15.8.        Limits of Liability.  Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement.  Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

          Section 15.9.        Governing Law.  Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

          Section 15.10.      Severability of Provisions.  If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

          Section 15.11.      No Funding.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

          Section 15.12.      Headings.  Headings used throughout the Plan are for convenience only and shall not be given legal significance.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BIOPURE CORPORATION 11 HURLEY STREET CAMBRIDGE, MA 02141

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biopure Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIOPU1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOPURE CORPORATION

Vote On Directors

1.	Election of Class III Directors. Nominee:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	01) Charles A. Sanders, M.D. 02) David N. Judelson 03) Carl W. Rausch	☐	☐	☐

		For	Against	Abstain
Vote On Proposals

2.	A proposal to amend the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s class A common stock at the discretion of the Board of Directors	☐	☐	☐

3.	A proposal to amend the Company’s restated certificate of incorporation to increase the number of authorized shares of the Company’s class A common stock if the reverse split described in proposal 2 is not effected	☐	☐	☐

4.	A proposal to amend the 2002 Omnibus Securities and Incentive Plan	☐	☐	☐

5.	Ratification of the audit committee’s selection of Ernst & Young LLP as Biopure’s independent registered public accounting firm	☐	☐	☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
BIOPURE CORPORATION

April 6, 2005

Form of Proxy

This Proxy is solicited on behalf of the Board of Directors of

BIOPURE CORPORATION

          The undersigned hereby (a) acknowledges receipt of Biopure Corporation’s Notice of Annual Meeting of Stockholders, dated February 28, 2005, and the Proxy Statement for the annual meeting to be held on April 6, 2005 at 10:00 a.m. at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts; (b) appoints as proxies Jane Kober, Francis H. Murphy and Zafiris G. Zafirelis, or any of them, each with the power to appoint his or her substitute, to represent and to vote as designated on the reverse side of this Form of Proxy all of the shares of Class A Common Stock of Biopure Corporation held of record by the undersigned on February 7, 2005 at the Annual Meeting of Stockholders to be held on April 6, 2005 or any adjournment thereof.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the nominees for director, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, and according to the discretion of the proxy holders on any other business.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE